Ioanis Jorgali, Investors 629.213.6139 ioanis.jorgali@alliancebernstein.com	Carly Symington, Media 629.213.5568 carly.symington@alliancebernstein.com

AB Announces July 31, 2025 Assets Under Management
Nashville, TN, August 11, 2025 - AllianceBernstein L.P. (“AB”) and AllianceBernstein Holding L.P. (“AB Holding”) (NYSE: AB) announced today that preliminary assets under management remained unchanged at $829 billion at the end of July compared to June month-end, as market gains were offset by net outflows during the month. Outflows were primarily concentrated within institutions due to approximately $4.0 billion net outflows related to the completion of the EQH-RGA reinsurance transaction. Excluding the impact from the transaction, preliminary institutional net flows were slightly negative, as were retail net flows, while private wealth posted roughly flat net flows.

AllianceBernstein L.P. (The Operating Partnership)
Assets Under Management ($ in Billions)

	At July 31, 2025				Jun 30,
					2025

			Private
	Institutions	Retail	Wealth	Total	Total

Equity
Actively Managed	$50	$166	$57	$273	$273
Passive	27	39	8	74	71
Total Equity	77	205	65	347	344

Fixed Income
Taxable	115	74	20	209	215
Tax-Exempt	1	49	30	80	79
Passive	—	10	—	10	10
Total Fixed Income	116	133	50	299	304

Alternatives/Multi-Asset Solutions(1)	144	8	31	183	181
Total	$337	$346	$146	$829	$829

	At June 30, 2025

Total	$340	$345	$144	$829

(1) Includes certain multi-asset solutions and services not included in equity or fixed income services.

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Cautions Regarding Forward-Looking Statements
Certain statements provided by management in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance of sponsored investment products and separately-managed accounts, general economic conditions, industry trends, future acquisitions, integration of acquired companies, competitive conditions, and government regulations, including changes in tax regulations and rates and the manner in which the earnings of publicly-traded partnerships are taxed. AB cautions readers to carefully consider such factors. Further, such forward-looking statements speak only as of the date on which such statements are made; AB undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” and “Cautions Regarding Forward-Looking Statements” in AB’s Form 10-K for the year ended December 31, 2024 or form 10-Q for the quarter ended June 30, 2025. Any or all of the forward-looking statements made in this news release, Form 10-K, Form 10-Q, other documents AB files with or furnishes to the SEC and any other public statements issued by AB, may turn out to be wrong. It is important to remember that other factors besides those listed in “Risk Factors” and “Cautions Regarding Forward-Looking Statements”, and those listed above, could also adversely affect AB’s financial condition, results of operations and business prospects.
About AllianceBernstein
AllianceBernstein is a leading global investment management firm that offers diversified investment services to institutional investors, individuals and private wealth clients in major world markets.
As of June 30, 2025, including both the general partnership and limited partnership interests in AllianceBernstein, AllianceBernstein Holding owned approximately 37.5% of AllianceBernstein and Equitable Holdings, Inc. ("EQH"), directly and through various subsidiaries, owned an approximate 68.6% economic interest in AllianceBernstein.
Additional information about AB may be found on our website, www.alliancebernstein.com.

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